EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-273727, 333-288053, and 333-291816) and Form S-8 (Nos. 333-206984, 333-209899, 333-216508, 333-223466, 333-229910, 333-236664, 333-253725, 333-263182, 333-270116, 333-277412, 333-285797, and 333-288040) of REGENXBIO Inc. of our report dated March 5, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
March 5, 2026